Exhibit 99.1

TiVo Names Dave Shull as President and CEO and Provides Improved Business Outlook

Dave Shull Brings Significant Operational and Industry Experience to Implement
Previously Announced Strategic Direction

Raghu Rau To Assume Role of Vice Chair of the Board

Company Expecting Solid Second Quarter Financial Results and
Raises Fiscal 2019 Expectations

SAN JOSE, Calif. - May 30, 2019 - TiVo Corporation (NASDAQ: TIVO), a global leader in entertainment technology and audience insights, today announced that its Board of Directors unanimously elected Dave Shull to the position of president and CEO and a member of the Board of Directors, effective May 31, 2019. Interim president and CEO Raghu Rau will then assume the role of Vice Chairperson on the Company’s Board of Directors.

“We are thrilled to announce Dave Shull as Raghu’s successor,” said Jim Meyer, chairman of the Board of Directors. “In addition to Dave’s deep experience in the Pay-TV, OTT and digital media fields, he has a strong track record of driving value creating strategic outcomes and operational transformations, most recently at The Weather Channel and before that at Dish. Dave knows our industry extremely well, having been a part of it in senior executive roles for over fifteen years. He also has significant M&A experience and is the right person to lead TiVo’s separation process, which we believe will result in significant value for our stockholders.”

“I want to thank Raghu for stepping in and leading TiVo during this critical time in the company’s evolution and for the important role he will continue to play on our Board,” continued Mr. Meyer. “As Vice Chair, Raghu will provide continuity in ongoing discussions with strategic parties, continued support on TiVo’s licensing resolution strategy with Comcast, and additional support as needed in the separation of TiVo’s two businesses. Raghu’s leadership has resulted in the planned launch of three new ground-breaking products, continued growth in our licensing business and the decision on our strategic direction.”

“I am honored and excited to be selected by the Board to lead TiVo and its employees, and I look forward to leading the company’s next phase,” said Dave Shull. “I believe in the company’s strategic direction and my focus will be on driving the execution of that strategy on both the separation and potential transaction front. My understanding of the industry, experience with strategic transactions, and demonstrated ability to drive cost efficiencies can be instrumental in creating meaningful value for TiVo’s stockholders.”

Dave Shull has over 15 years of senior leadership experience in the Pay-TV, OTT and digital media fields. Most recently, he served as the CEO of The Weather Channel cable network, which was sold in a competitive bidding process in 2018. While at The Weather Channel from 2015 to 2018, Mr. Shull overhauled the organization to streamline operating costs, separated the digital assets from its television and OTT products resulting in the successful sale of its digital businesses to IBM in 2016, and oversaw record-setting ratings during major hurricanes. Prior to The Weather Channel, Mr. Shull held various executive roles at DISH Network/EchoStar for 10 years, including Executive Vice President and Chief Commercial Officer, Senior Vice President, Programming, Senior Vice President and Managing Director, Asia Pacific, and Vice President, Operations. Mr. Shull holds a B.A. from Harvard University and an M.B.A. from Oxford University.

Raghu Rau, Vice Chairperson of the Board commented, “It has been my pleasure and an honor to lead TiVo for the last 11 months. My role was always contemplated to be an interim step, and now is the right time to transition the leadership to someone who can lead the process for TiVo’s future. The Board has worked diligently to find a CEO of Dave’s caliber who can execute on both our strategic direction and the five-pillar growth with profitability plan that we have successfully developed over the last year. I look forward to working with Dave to deliver value to our stockholders.”

Updated Business Outlook

The Company also announced that, based upon improved visibility into its sales pipeline, it is raising its expectations for Fiscal 2019 from those provided on May 9, 2019. The Company now expects revenue of $644 million to $660 million, up from previous range of $640 million to $654 million, and a GAAP loss before taxes of $72 million to $80 million, lowered from the previous range of a GAAP loss before taxes of $75 million to $87 million. Additionally, the Company now expects Adjusted EBITDA of $175 million to $185 million, up from the previous range of $172 million to $178 million, and non-GAAP Pre-tax

Income of $123 million to $133 million, up from previous range of $120 million to $126 million. TiVo anticipates it will incur $29 million to $30 million in Cash Taxes based on its operating expectations. Additionally, TiVo expects its GAAP Diluted Weighted Average Shares Outstanding to be approximately 126 million and Non-GAAP Diluted Weighted Average Shares Outstanding to be approximately 127 million.

Additionally, the Company stated that it expects to repay the $345.0 million of currently outstanding 2020 Convertible Notes, by the maturity date, from its cash, cash equivalents and marketable securities on the balance sheet and its anticipated operating cash flow. The Company will also review options to refinance its existing Term Loan B Facility before separation of the IP Licensing and Product businesses. Finally, the Company reaffirmed that it expects to complete this separation in the first half of 2020 through a tax-free spinoff of the Product business to its shareholders.

Non-GAAP Financial Information

TiVo Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income and Adjusted EBITDA and are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as amortization of intangible assets, equity-based compensation, accretion of contingent consideration, amortization or write-off of note issuance costs, discounts on convertible debt and mark-to-market adjustments for interest rate swaps and interest on escheat liabilities; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as goodwill impairment, restructuring and asset impairment charges, separation costs, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo acquisition litigation, expenses in connection with the extinguishment or modification of debt, gain on settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in acquired escheat liabilities.

Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation, amortization of intangible assets, goodwill impairment, restructuring and asset impairment charges, equity-based compensation, strategic review costs, separation costs, transaction, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earn-out settlements, CEO transition cash costs, remeasurement of contingent consideration and gain on settlement of acquired receivable.

Cash Taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Diluted Weighted Average Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.

The Company's management evaluates and makes decisions about its business operations primarily based on Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire or dispose of businesses on a predictable cycle, management excludes the amortization of intangible assets, separation costs, transition and integration costs, retention earn-outs payable to former shareholders of acquired businesses, earnout settlements, CEO transition cash costs, remeasurement of contingent consideration, TiVo Acquisition litigation, and gain on settlement of acquired receivables from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of goodwill impairment, restructuring and asset impairment charges, expenses in connection with the extinguishment or modification of debt, gain on the settlement of acquired receivable, additional depreciation resulting from facility rationalization actions, other-than-temporary impairment losses on strategic investments, gains on the sale of strategic investments and changes in escheat liability. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision-making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing Non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the accretion of contingent consideration, amortization or write-off of note issuance costs and discounts on convertible debt, mark-to-market adjustments for interest rate swaps and interest on acquired escheat liability when management evaluates the Company's expenses. Management reclassifies the current period benefit (cost) of the interest rate swaps from gain (loss) on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.

Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to TiVo Corporation, may calculate their Non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure are provided in the tables below.

TIVO CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FORECAST FINANCIAL INFORMATION
(In millions)
(Unaudited)

	FY 2019 Expectations
	Low	High
GAAP loss from continuing operations before income taxes	$(72)	$(80)
Amortization of intangible assets	113	113
Restructuring and asset impairment charges	2	3
Equity-based compensation	36	38
Separation costs	25	40
Transition and integration costs	1	1
Amortization of note issuance costs and convertible note discount	16	16
Mark-to-market loss related to interest rate swaps (1)	2	2
Non-GAAP Pre-tax Income (1)	$123	$133

Cash Taxes	$29	$30

(1) Due to their nature, changes in the mark-to-market of interest rate swaps have only been included in the outlook to the extent they have already occurred. Actual results may differ materially from the outlook.

	FY 2019 Expectations
	Low	High
GAAP Operating loss	$(25)	$(33)
Depreciation	23	23
Amortization of intangible assets	113	113
Restructuring and asset impairment charges	2	3
Equity-based compensation	36	38
Separation costs	25	40
Transition and integration costs	1	1
Adjusted EBITDA	$175	$185

FY 2019 Expectations
GAAP Diluted weighted average shares outstanding	126
Dilutive effect of equity-based compensation awards	1
Non-GAAP Diluted Weighted Average Shares Outstanding	127

About TiVo
TiVo (NASDAQ: TIVO) is a global leader in entertainment technology and audience insights. From the interactive program guide to the DVR, TiVo delivers innovative products and licensable technologies that revolutionize how people find content across a changing media landscape. TiVo enables the world’s leading media and entertainment providers to deliver the ultimate entertainment experience. Explore the next generation of entertainment at tivo.com, forward.tivo.com or follow us on Twitter @tivo or @tivoforbusiness.

Caution Concerning Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the success of the Company's plans to separate the Product and IP Licensing businesses into two independent companies, intended repayment of convertible senior notes with cash flow from its balance sheet and operations, and estimated future financial results. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, for reasons inside or outside the Company’s control, delay or failure to accomplish the planned separation of the Company’s Product and IP Licensing businesses, changes in the Company’s financial condition and results of operations impacting its ability to repay the convertible senior notes with cash flow from its balance sheet and operations, delays in development, the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered, as well as the other potential factors described under "Risk Factors" included in TiVo’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019 and Annual Report on Form 10-K for the year ended December 31, 2018 and other documents of TiVo Corporation on file with the Securities and Exchange Commission (available at www.sec.gov). TiVo cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

TiVo and the TiVo logo are registered trademarks of TiVo Corporation and its subsidiaries worldwide.

Investor Relations                    Press Relations
Debi Palmer                        Lerin O'Neill
TiVo Corporation                     TiVo Corporation
+1 818-295-6651                        +1 408-562-8455
debi.palmer@tivo.com                     lerin.oneill@tivo.com